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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-43995) and related Prospectus of Atria Communities, Inc. for the registration of $143,750,000 5.0% Convertible Subordinated Notes Due 2002 and to the incorporation by reference therein of our report dated February 11, 1998, with respect the consolidated financial statements of Atria Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Louisville, Kentucky
May 4, 1998